EXHIBIT 11

                            MEDICAL INNOVATIONS, INC.

                        COMPUTATION OF PER SHARE EARNINGS
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
                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                                                   -----------------------------       -----------------------------
PRIMARY:                                                              1995              1994              1995              1994
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common stock ......................       $   350,216       $   170,979       $   966,285       $   638,851
Adjustment to net income to reduce interest
   expense and increase interest income, net
   of tax effect ...........................................              --                --              17,921              --
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common and
   common equivalent shares ................................       $   350,216       $   170,979       $   984,206       $   638,851
                                                                   ===========       ===========       ===========       ===========
Weighted average common shares outstanding .................        15,904,732        16,654,906        15,857,063        16,513,783
Effect of stock options and warrants .......................         1,309,952         1,007,413           813,993         1,241,967
                                                                   -----------       -----------       -----------       -----------
Weighted average common and common
   equivalent shares .......................................        17,214,684        17,662,319        16,671,056        17,755,750
                                                                   ===========       ===========       ===========       ===========
Net income per common and common
   equivalent share - primary ..............................       $      0.02       $      0.01       $      0.06       $       .04
                                                                   ===========       ===========       ===========       ===========
FULLY DILUTED:

Net income applicable to common stock ......................       $   350,216       $   170,979       $   966,285       $   638,851
Adjustment to net income to reduce interest
   expense and increase interest income, net
   of tax effect ...........................................              --                --               8,431              --
                                                                   -----------       -----------       -----------       -----------
Net income applicable to common and
   common equivalent shares ................................       $   350,216       $   170,979       $   974,716       $   638,851
                                                                   ===========       ===========       ===========       ===========
Weighted average common and common
   equivalent shares .......................................        17,214,684        17,662,319        16,671,056        17,755,750
Additional effect of stock options and warrants ............           195,679              --              65,226            54,774
                                                                   ===========       ===========       ===========       ===========
Weighted average common and common
   equivalent shares .......................................        17,410,363        17,662,319        16,736,282        17,810,524
                                                                   ===========       ===========       ===========       ===========
Net income per common and common
   equivalent shares - fully diluted .......................       $      0.02       $      0.01       $      0.06       $      0.04
                                                                   ===========       ===========       ===========       ===========
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